Exhibit 10.14

CONSULTING SERVICES AGREEMENT

This AGREEMENT dated September 4, 2019.

BETWEEN:

TRILOGY METALS INC.

1150 – 609 Granville Street

Vancouver, BC V7Y 1G5

(the “Company”)

AND:

RICK VAN NIEUWENHUYSE

Suite 1150 – 609 Granville Street, P.O. Box 10334

Pacific Centre, Vancouver, B.C., V7Y 1G5

(the “Consultant”)

WITNESSES THAT WHEREAS:

A.            The Consultant resigned from his employment with the Company effective September 4, 2019;

B.            The Company wishes to retain the Consultant to perform certain consulting services;

C             The Consultant agrees to provide such services to the Company on the terms and conditions set out herein; and

D.            The Consultant will be intimately involved in the Company’s business and with the confidential information of the Company and, by virtue of such involvement, may receive confidential information regarding the Company.

THEREFORE, in consideration of the sum of $10.00 and the covenants and agreements herein, and for other good and valuable consideration given by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	SERVICES

1.1           Services. The Consultant agrees to perform the services set out in Schedule “A” to this Agreement.

1.2           Independent Contractor. It is acknowledged and agreed that:

(a)	The Consultant shall at all times be an independent contractor. The Consultant is not an employee or agent of the Company and no partnership, joint venture or agency will be created by this Agreement or by any action of the parties under this Agreement and the Consultant shall not represent himself to be in any such relationship with the Company.

(b)	The Consultant shall not have any decision-making authority for the Company.

(c)	The Consultant acknowledges and agrees that he shall be responsible for payment to the proper authorities of any and all income taxes, employment insurance premiums, Canada Pension Plan contributions and Workers’ Compensation insurance premiums or any other applicable, similar statutory withholdings in respect of the remuneration paid hereunder.

(d)	If at any time the Canada Revenue Agency or any other competent authority determines that the Consultant is an employee of the Company, then the Company will immediately begin making all statutorily required withholdings and remittances in respect of payments to the Consultant.

2.	REMUNERATION

During the term of this Agreement, the Company shall pay to the Consultant the fees set out in Schedule “B”, which sets out completely the remuneration payable to the Consultant.

3.	EXPENSES

3.1           Business Expenses. The Consultant shall be reimbursed by the Company for all reasonable, pre-approved expenses incurred in connection with the performance of services, including business travel, in accordance with the Company’s policies as established from time to time. The reimbursement of all expenses, pursuant to this Agreement, must be supported with appropriate receipts, invoices or similar documentation.

4.	TERM AND TERMINATION

4.1           This Agreement shall commence on September 4, 2019 and shall continue until January 31, 2020, unless terminated earlier in accordance with the terms set out herein.

4.2           Either party may terminate this Agreement during its term immediately upon a fundamental breach of a material term of this Agreement.

5.	Confidential Information and Company Property

5.1           Except as required by law or in the normal and proper course of the Consultant providing services to the Company hereunder, the Consultant will not use for the Consultant’s own account or disclose to anyone else, during or after the term of this Agreement, any confidential or proprietary information or material relating to the operations or business of the Company and its subsidiaries which the Consultant obtains from the Company, the subsidiaries or their officers, employees, agents, suppliers or customers or otherwise by virtue of the Consultant’s engagement by the Company or the subsidiaries. Confidential or proprietary information or material includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its subsidiaries except to the extent otherwise in the public domain: corporate information, including plans, strategies, tactics, policies, resolutions, and any litigation or negotiations; financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings; operational and scientific information, including trade secrets; technical information, technical drawings and designs, mine plans, pit designs and reserve and resource estimates; and personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations (collectively, the “Confidential Information”).

5.2          The Consultant agrees that all documents (including, without limitation, software and information in machine-readable form) of any nature pertaining to activities of the Company and to its subsidiaries, including without limitation, Confidential Information, in the Consultant’s possession now or at any time during the term of this Agreement, are and shall be the property of the Company and its subsidiaries, and that all such documents and all copies of them shall be surrendered to the Company whenever requested by the Company.

6.	Return of Documents

6.1          The Consultant agrees that all files, documents and equipment issued to the Consultant of any nature pertaining to business of the Company are and shall be the property of the Company, and that all such documents and all copies of them and any equipment shall be returned to the Company up on the termination of the Consultant’s engagement by the company for any reason.

7.	EQUITABLE RELIEF

7.1          The Consultant agrees that, in the event he violates any of the restrictions referred to in sections 5 and 6, the Company shall suffer irreparable harm and shall be entitled to preliminary and permanent injunctive relief and any other remedies in law or in equity which the court deems fit.

8.	SEVERABILITY

Should any part of this Agreement be declared or held to be invalid for any reason, the invalidity shall not affect the validity of the remainder of this Agreement which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion that may, for any reason, be hereafter declared or held invalid.

9.	SURVIVAL

The Company and the Consultant expressly acknowledge and agree that the provisions of this Agreement, which by their express or implied terms extend beyond the termination of the Consultant’s services hereunder, or beyond the termination of this Agreement, shall continue in full force and effect notwithstanding the termination of the Consultant’s services or the termination of this Agreement for any reason.

10.	ENTIRE AGREEMENT AND AMENDMENTS

The provisions herein constitute the entire agreement between the parties in relation to providing consulting services to the Company and supersede all previous communications, representations and agreements, whether oral or written, between the Company and the Consultant with respect to the subject matter hereof. This Agreement may not be amended or modified except by written instrument signed by the Company and the Consultant.

11.	GOVERNING LAW

This Agreement shall be governed by and interpreted exclusively in accordance with the laws of British Columbia, and the courts of British Columbia shall have the exclusive jurisdiction over this Agreement and any claim or dispute arising under it.

12.	ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, personal representatives and permitted assigns.

13.	ASSIGNMENT OF RIGHTS

The Company shall have the right to assign this Agreement to another party, including, without limitation, any successor company that acquires all or substantially all of the Company’s assets. The Consultant shall not assign his rights under this Agreement or delegate to others any of his functions and duties under this Agreement without the express written consent of the Company which may be withheld in its sole discretion.

14.	NOTICE

Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid to the parties at their respective addresses set out on the first page of this Agreement.

15.	CURRENCY

All monetary amounts set out in this Agreement refer to Canadian dollars.

16.	LEGAL ADVICE

The Consultant acknowledges that he has obtained independent legal advice before executing this Agreement.

IN WITNESS WHEREOF the parties have hereto have duly executed this agreement as of the day and year first above written.

TRILOGY METALS INC.

Per:	/s/ Janice A. Stairs

/s/ Rick Van Nieuwenhuyse
RICK VAN NIEUWENHUYSE

SCHEDULE A

The Consultant agrees to provide the following services:

1.	The Consultant shall provide transitional services on an as-needed basis at the request of the acting or newly appointed Chief Executive Officer.

SCHEDULE B

A.           Fee

1.	The Company shall pay to the Consultant a consulting fee of $40,416.66 plus GST per month, pro-rated for the month of September 2019.